Exhibit 10.1

FORM OF

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of ________________, 2016 (this “Agreement”), is by and between Alliqua BioMedical, Inc. (formerly Alliqua Holdings, Inc.), a Delaware corporation (“Alliqua”), and Soluble Systems, LLC, a Virginia limited liability company (“Soluble”). Alliqua and Soluble are individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Alliqua, Soluble, Alliqua [Operating], Inc. (formerly Alliqua BioMedical, Inc.), a Delaware corporation and Chesapeake Merger Corp., a Delaware corporation are parties to that certain Contribution Agreement and Plan of Merger (the “Contribution and Merger Agreement”), pursuant to which, among other things, Soluble shall receive shares of Parent Common Stock (as defined in the Contribution and Merger Agreement) and Warrants (as defined in the Contribution and Merger Agreement) as consideration for the Contributed Assets (as defined in the Contribution and Merger Agreement) at the Closing (as defined in the Contribution and Merger Agreement); and

WHEREAS, pursuant to Section 2.06(b) of the Contribution and Merger Agreement, Soluble agreed to vote fifty percent (50%) of the shares of Parent Common Stock received under the Contribution and Merger Agreement (the “Subject Shares”) pursuant to the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree, severally and not jointly, as follows:

1.	Voting of Shares.

(a)	From the period commencing with the execution and delivery of this Agreement and continuing through the Expiration Date (as defined below), Soluble agrees that Soluble will be present, in person or represented by proxy, at all stockholder meetings of Alliqua so that all Subject Shares may be counted for the purpose of determining the presence of a quorum at such meetings.

(b)	From the period commencing with the execution and delivery of this Agreement and continuing through the Expiration Date, Soluble agrees that at every meeting of the stockholders of Alliqua called for any reason, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any matter, Soluble will vote or cause to be voted, or consent or cause a consent to be given with respect to, all Subject Shares: (i) with respect to the election of directors, in favor of the nominees for directors recommended by the Board of Directors of Alliqua (the “Board”) or its nominating committee and (ii) with respect to any other matter requiring a shareholder vote, in accordance with the recommendation of the Board. Soluble shall not enter into any agreement, arrangement or understanding with any person, including but not limited to any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, limited liability company, unincorporated entity or governmental authority, to take any action that would be inconsistent with the voting arrangement set forth in the foregoing sentence or that would otherwise have the effect of violating the provisions and agreements contained herein.

(c)	Soluble shall take all action reasonably necessary to carry out the intention of this Agreement, including without limitation, delivering to Alliqua upon Alliqua’s request executed proxies naming the proxies appointed by the Board to vote all Subject Shares at any annual or special meeting of Alliqua’s stockholders. Alliqua shall deliver a copy of such request to Soluble no later than 30 days before the meeting, and if executed proxies are not received by the date that is 10 days before any such meeting, without further action on the part of the Parties hereto, Soluble shall be deemed to have appointed Alliqua’s chief executive officer or chief financial officer as Soluble’s proxy and attorney in-fact for the Subject Shares with respect to all matters brought before such meeting to be voted in accordance with this Agreement.

(d)	Notwithstanding the foregoing, concurrently with the execution of this Agreement, Soluble agrees to deliver to the chief executive officer and the chief financial officer of Alliqua a proxy in the form attached hereto as Exhibit A (the “Proxy”) covering the Subject Shares, which shall be irrevocable to the extent provided in the General Corporation Law of the State of Delaware.

2.	Lock-Up. The Subject Shares shall be subject to the terms of that certain Lock-Up Agreement, of even date herewith, executed by Soluble in favor of Alliqua.

3.	Further Assurances. From time to time and without additional consideration, Soluble shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Alliqua may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

4.	Representations and Warranties of Soluble. Soluble hereby represents and warrants to Alliqua as follows:

(a)	Authority. Soluble has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Soluble and constitutes a valid and binding obligation of Soluble enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Other than any filings required to be made by Soluble or Alliqua with the Securities and Exchange Commission, the execution, delivery and performance by Soluble of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental entity.

(b)	No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default under any provision of, any agreement applicable to Soluble or to Soluble’s property or assets.

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(c)	The Subject Shares. Soluble is the record and beneficial owner of and has good and marketable title to, the Subject Shares. Soluble has, or will have at the time of any applicable stockholder meeting or consent, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, the Subject Shares, and none of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of the Subject Shares that would prevent or delay Soluble’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, obligating Soluble to transfer, sell assign or convey or cause to be transferred, sold, assigned or conveyed any of the Subject Shares and no person, including but not limited to any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, company, limited liability company, unincorporated entity or governmental authority, has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(d)	Reliance by Alliqua. Soluble understands and acknowledges that Alliqua is entering into the Contribution and Merger Agreement in reliance upon Soluble’s execution and delivery of this Agreement.

5.	Termination. This Agreement shall automatically terminate without further action upon the later of (i) the one (1) year anniversary of the Closing or (ii) the distribution by Soluble of the Subject Shares to its members (the “Expiration Date”).

6.	Notices. Any notice, request, instruction, consent or other document to be given hereunder by any Party to another Party must be in writing and delivered in accordance with Section 12.02 of the Contribution and Merger Agreement.

7.	Specific Performance. Soluble acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Alliqua is relying on such covenants in connection with entering into the Contribution and Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Alliqua irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, Soluble agrees that Alliqua shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Soluble from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative.

8.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware.

9.	Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

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10.	Assignment. Neither Party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of the other Party. Any such attempted assignment shall be null and void ab initio.

11.	Section Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

12.	Forbearance; Waiver. Forbearance or failure to pursue any legal or equitable remedy or right available to a party upon default under, or upon a breach of, this Agreement shall not constitute waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of a subsequent default or breach.

13.	Legal Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney’s fees and court costs, in addition to any other recoveries allowed by law.

14.	Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SOLUBLE SYSTEMS, LLC

By:
Name:
Title:

ALLIQUA BIOMEDICAL, INC.

By:
Name:
Title:

Signature Page to Voting Agreement

Exhibit A

IRREVOCABLE PROXY TO VOTE STOCK OF ALLIQUA BIOMEDICAL, INC.

1.	The undersigned stockholder of Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”)) appoints the chief executive officer and chief financial officer of the Company, and each of them, as the sole and exclusive proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the Subject Shares (as defined in the Voting Agreement, dated as of ____________, 2016 (the “Voting Agreement”)), by and among the Company and the undersigned in accordance with the terms of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares until the termination of the Voting Agreement.

2.	This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the DGCL), is granted pursuant to the Voting Agreement and is granted in exchange for valid consideration.

3.	The proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the termination of the Voting Agreement, to act as the undersigned’s proxy to vote the Subject Shares, and to exercise all voting rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to the DGCL), at every annual, special, adjourned or postponed meeting of the shareholders of the Company and in every written consent in lieu of such meeting in the manner provided in the Voting Agreement.

4.	All capitalized terms used but not defined herein shall have the meanings set forth in the Voting Agreement.

5.	This Proxy shall automatically terminate and be of no further force and effect upon the termination of the Voting Agreement.

6.	Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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[SIGNATURE PAGE TO IRREVOCABLE PROXY]

SOLUBLE SYSTEMS, LLC

By:
Name:
Title:

Dated: _______________, 2016